Exhibit 10.2
AMENDMENT

That certain Change in Control Severance Compensation and Restrictive Covenant Agreement (the “Agreement”) dated as of April 27, 2002 between MATRIA HEALTHCARE, INC., a Delaware corporation (the “Company”), and YVONNE V. SCOGGINS (the “Executive”) is hereby amended by deleting the text of Section 1 thereof and replacing it with the following:

1.   Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (i) the Date of Termination (as hereinafter defined) of the Executive’s employment with the Company as a result of the Executive’s death, Disability (as defined in Section 3(b)) or Retirement (as defined in Section 3(c)), by the Company for Cause (as defined in Section 3(d)) or by the Executive other than for Good Reason (as defined in Section 3(e)); or (ii) three years from the date of a Change in Control if the Executive’s employment with the Company has not terminated as of such time.

All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the 22nd day of April, 2004.

MATRIA HEALTHCARE, INC.

By:	/s/
Parker H. Petit
Title Chairman of the Board

By:	/s/
Yvonne V. Scoggins
Title Executive